EXHIBIT 11

                       MOTHERS WORK, INC. AND SUBSIDIARIES
             COMPUTATION OF PRIMARY EARNINGS (LOSS) PER COMMON SHARE

                                               Year Ended September 30
                                               -----------------------
                                          1994           1995           1996
                                       ----------    -----------    -----------
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Average shares outstanding              3,108,886      3,120,535      3,269,290

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Net effect of dilutive stock options
 and warrants                              77,999          --             --
                                       ----------    -----------    -----------
                                        3,186,885      3,120,535      3,269,290
                                       ==========    ===========    ===========

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Net income (loss)                      $1,845,851    $(6,635,854)   $   903,766

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Preferred stock dividends                   --          (162,916)      (977,500)
                                       ----------    -----------    -----------

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Net income (loss) applicable to        $1,845,851    $(6,798,770)   $   (73,734)
  common stockholders                  ==========    ===========    ===========

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Per common share amount:
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     Before extraordinary item         $      .58    $      (.83)   $      (.02)

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     Extraordinary item                     --             (1.35)         --
                                       ----------    -----------    -----------
                                       $      .58          (2.18)   $      (.02)
                                       ==========    ===========    ===========

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